UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 26, 2019

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on August 14, 2019, Don R. Daseke, the Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of Daseke, Inc. (the “Company”), resigned from his positions as Chief Executive Officer and Chairman of the Board of the Company, effective as of August 14, 2019.  In connection with his resignation, Mr. Daseke and the Company have entered into a Separation Agreement, dated August 26, 2019 (the “Separation Agreement”).  Mr. Daseke may revoke the Separation Agreement within a period of seven days after the execution date, after which time if not revoked, the Separation Agreement will become effective.

The Separation Agreement provides, among other things, that: (i) Mr. Daseke’s separation from employment with the Company was effective as of August 14, 2019 (the “Separation Date”) and that Mr. Daseke also resigned from his positions with the Company’s subsidiaries on the Separation Date; (ii) after the Separation Date, Mr. Daseke will remain an outside director on the Board with the title “Chairman Emeritus” and will receive compensation commensurate with other outside directors; and (iii) Mr. Daseke and his wife Barbara Daseke will receive continued use of their personal office space at the Company’s headquarters and certain secretarial assistance from the Separation Date through December 31, 2020.

In addition, the Separation Agreement provides that Mr. Daseke will be entitled to receive, among other things: (i) his regular annual base salary of $550,000 from the Separation Date through February 27, 2020 (the “Transition Date”) in accordance with the Company’s normal payroll procedures; (ii) an amount equal to the target value of his 2019 annual bonus of $150,000 as soon as practicable following the Transition Date, but in no event later than March 15, 2020; (iii) an amount equal to $1,050,000, which is payable over an 18-month period following the Transition Date; (iv) reimbursements equal to the difference between monthly amounts owed to continue his coverage under the Company’s group medical plan pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), and the contribution amount owed by similarly situated employees for the same or similar medical coverage, if Mr. Daseke timely and properly elects COBRA coverage and until the earlier of the date he is no longer eligible for COBRA coverage, the date he becomes eligible to receive such coverage under another employer’s group medical plan or 18 months following the Separation Date (i.e., February 14, 2021); (v) reimbursements equal to the difference between his actual cost paid to purchase personal medical coverage that is reasonably comparable to the coverage provided by the Company’s group medical plan from February 14, 2021 through August 14, 2021, and the contribution amount owed by similarly situated employees for the same or similar medical coverage, if Mr. Daseke does not become eligible to receive coverage under a group medical plan sponsored by another employer and continues COBRA continuation coverage under the Company’s group medical plan through February 14, 2021; (vi) reimbursements for Mr. Daseke’s cost to maintain certain life insurance coverage similar to that which was provided to him prior to the Separation Date under the Company’s group life insurance plan for the period beginning on the Separation Date and ending on the Transition Date; (vii) payment within 60 days of the Separation Date of $1,500, which is intended to compensate Mr. Daseke for the loss of coverage under the Company’s group dental and vision plans from the Separation Date through the Transition Date; (viii) the furniture and fixtures currently located in Mr. Daseke’s and Barbara Daseke’s Company offices; and (ix) reimbursement for up to $35,000 of reasonable legal fees incurred by Mr. Daseke in connection with his termination of employment and the negotiation of the Separation Agreement.

Pursuant to the Separation Agreement, Mr. Daseke’s unvested equity awards granted prior to the Separation Date (the “Outstanding Equity Awards”) will continue to vest and become and remain exercisable through the Transition Date as though his employment continued through such date.  On February 28, 2020, Mr. Daseke will immediately become vested in any then unvested Outstanding Equity Awards that would have become vested on or prior to December 31, 2020.  Mr. Daseke’s outstanding stock options will remain exercisable, without regard to his termination of employment, until the latest expiration date provided therein.  Other than as described in the preceding sentences of this paragraph, Mr. Daseke has no further rights or benefits owed to him with respect to the Outstanding Equity Awards.

The Board has agreed, pursuant to the Separation Agreement, to include Mr. Daseke in its slate of nominees for the election of directors at the Company’s 2019 annual meeting of stockholders and recommend him for election at such meeting.  In consideration therefor, and so long as Mr. Daseke (together with his affiliates) beneficially own at least five percent (5%) of the issued and outstanding equity securities of the Company, Mr. Daseke has agreed to (A) cause all of the Company securities beneficially owned by Mr. Daseke and his affiliates or which Mr. Daseke and his affiliates are otherwise entitled to vote to be present, in person or by proxy, at each annual meeting of Company stockholders and (B) vote (or cause to be voted) all such Company securities in favor of (i) Mark Sinclair, Daniel Hennessy and himself for election to the Board at the Company’s 2019 annual meeting of stockholders and (ii) each director currently serving on the Board who is nominated and recommended by the Board for election as a director at the Company’s 2020 annual meeting of stockholders.

The Separation Agreement includes a customary release of claims by Mr. Daseke (on behalf of himself and his agents, spouse, heirs, executors, successors and assigns) in favor of the Company and its affiliates and Mr. Daseke’s eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the non-revocation of such release of claims.  In addition, the Separation Agreement provides that Mr. Daseke shall remain subject to confidentiality and certain other restrictive covenant obligations in the Employment Agreement (the “Employment Agreement”) between the Company and Mr. Daseke, effective as of February 27, 2017, as amended, following the Separation Date. The Separation Agreement also includes a release of claims by the Company (on behalf of itself and its subsidiaries, successors and assigns) in favor of Mr. Daseke, his agents, spouse, heirs, executors, successors and assigns related to or arising from Mr. Daseke’s employment with the Company, the cessation thereof and the Employment Agreement, based on facts known by the Board as of the Separation Date.

The foregoing description of the material terms of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

On July 11, 2019, the Company filed with the Securities and Exchange Commission and made available to its stockholders of record a proxy statement (the “Proxy Statement”) for the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, August 20, 2019.

The Board has determined to postpone the Annual Meeting, which will now be held on Thursday, September 19, 2019 at 2:00 p.m., Central time, at 15455 Dallas Parkway, Suite 250, Addison, TX 75001.

The matters to be voted on at the Annual Meeting remain unchanged, and the proxy card and voting instruction forms originally distributed with the Proxy Statement remain valid.  The record date for stockholders to receive notice of and vote at the Annual Meeting also remains unchanged.  Only stockholders of record as of the close of business on Monday, June 24, 2019, shall be entitled to vote at the Annual Meeting or any further postponement or adjournment thereof.

Stockholders who have already cast their votes do not need to take any action, unless they wish to change or revoke their prior proxy or voting instructions.  The Company encourages all stockholders of record to vote so that their shares will be represented at the Annual Meeting.  Stockholders should follow the instructions provided in the Proxy Statement to vote, change their vote or revoke their prior proxy or voting instructions.  Internet and telephone voting for stockholders of record will now remain open until 11:59 p.m., Eastern Time, on September 18, 2019.

The postponement and rescheduling of the Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to the advance notice provisions of the Company’s Bylaws or pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

The disclosure contained in this form should be read in conjunction with the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on March 8, 2019 and the Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2019.  Stockholders should read the entire Proxy Statement and the disclosure contained in this form carefully.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished as part of this report:

Exhibit Number	Description
10.1	Separation Agreement, dated as of August 26, 2019, by and between Don R. Daseke and Daseke, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

August 29, 2019	By:	/s/ Christopher Easter
	Name:	Christopher Easter
	Title:	Interim Chief Executive Officer and Chief Operating Officer